Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The historical financial information has been adjusted to give pro forma effect to items that are (i) directly attributable to the transactions described above and (ii) factually supportable. In addition, the unaudited pro forma condensed combined income statements only include adjustments that are expected to have a continuing impact on the operating results.

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this proxy statement / prospectus / consent solicitation statement.

Introduction

SmartKem Inc., previously Parasol Investment Corporation, (the “Company’ or “SmartKem”) is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination between SmartKem Limited (“Limited”) and Parasol Investment Corporation (“Parasol”).

In May 2020, the SEC adopted Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 is effective on January 1, 2021; however, voluntary early adoption is permitted. Parasol has elected not to early adopt the provisions of Release No. 33-10786, and the Unaudited Pro Forma Combined Financial Information is not presented in accordance therewith.

Parasol was organized as a “shell company” (as defined in Rule 12b-2 of the Securities Exchange Act of 1934), as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly traded corporation. The Company’s principal business objective is to achieve long-term growth potential through a combination with a business, rather than immediate short-term earnings. The Company will not restrict its potential target companies to any specific business, industry, or geographical location. The analysis of business opportunities will be undertaken by, or under the supervision of, the officer and directors of the Company.

Limited, together with its wholly owned subsidiary, SmartKem Inc., is a supplier of high-performance organic semiconductor inks for the manufacture of printed thin film transistors. The Company’s primary business is the development of materials and processes used to make organic thin-film transistors (OTFTs) for the manufacture of flexible electronics. The Company’s TRUFLEX semiconductor technology deposits organic ink on a substrate at a temperature as low as 80°C, enabling manufactures to use a range of low-cost flexible plastic substrates using existing industry standard equipment and infrastructure. The Company’s transistor stacks are flexible, bendable, wearable and lightweight and can be used in a number of different applications, including bendable smart-phone displays, curved automotive displays, e-paper displays, wearables, fingerprint sensors and printed biosensors.

The unaudited pro forma condensed combined balance sheet as of December 31, 2020 combines the historical balance sheet of Parasol and the historical balance sheet of Limited on a pro forma basis as if the Business Combination and the related transactions contemplated by the Share Exchange Agreement (together the “Transaction”), summarized below, had been consummated on December 31, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combine the historical statements of operations of Parasol and Limited for such periods on a pro forma basis as if the Transactions had been consummated on January 1, 2020, the beginning of the earliest period presented.

The pro forma combined financial information may not be useful in predicting the future financial condition and results of operations of SmartKem. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of Parasol was derived from the audited financial statements of Parasol as of and for the period from May 31, 2020 (inception) to December 31, 2020. The historical financial information of Limited was derived from the audited consolidated financial statements of Limited as of and for the year ended December 31, 2020. This information should be read together with Parasol filed on Form 10-K on February 19, 2021 and incorporated by reference and Limited’s audited financial statements and related notes, included herein, and other financial information.

Accounting for the Transactions

The Business Combination will be accounted for as a reverse recapitalization, in accordance with Accounting Principles Generally Accepted in the United States (“GAAP”). Under this method of accounting, Parasol will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of SmartKem issuing stock for the net assets of Parasol, accompanied by a recapitalization. The net assets of Parasol will be stated at historical cost, with no goodwill or other intangible assets recorded.

SmartKem has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the minimum and maximum redemption scenarios:

•	SmartKem will have the largest single voting interest block in the Company after the transaction;

•	SmartKem will have the ability to nominate the majority of the members of the board of directors of the Company following the closing;

•	SmartKem will hold the majority of the executive management roles for the Company and be responsible for the day-to-day operations;

•	Parasol will assume the name “SmartKem Inc.”; and

•	The intended strategy of Parasol will continue SmartKem’s current strategy of development of organic semiconductor technology.

Description of the Business Combination

The aggregate consideration for the Business Combination is estimated to be $25,450,000 and will be payable in the form of shares of Common Stock.

Shares transferred at closing	12,725,000
Value per Share (1)	$2.00
Total share Consideration	$25,450,000

(1)	Share consideration is calculated using a $2 reference price. Actual total share consideration will be dependent on the value of Common Stock at closing of the Merger.

The following summarizes the pro forma Common Stock outstanding under the redemption scenario:

	Share Amount	%
Limited Shareholders	12,725,000	50.3%
Total Limited Shares	12,725,000	50.3%
Parasol Shareholders	2,500,000	9.9%
Parasol Advisor	50,000	0.2%
Total Parasol Shares	2,550,000	10.1%
PIPE Investors	10,082,000	39.8%
Pro forma Common Stock at December 31, 2020	25,357,000	100.0%

The common stock shares exclude Limited’s outstanding warrants and option awards. Pursuant to the Share Exchange Agreement, 35,975,057 options will be canceled, and such agreements terminated pursuant to the issuance of 402,586 replacement options by SmartKem. Replacement options will be subject to the same vesting schedule and forfeiture restrictions as the Limited options.

The following unaudited pro forma combined balance sheet and statement of operations as of December 31, 2020 are based on the historical financial statements of Parasol and Limited. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma combined financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2020
(in dollars)

	Parasol (Historical)	Limited (Historical)	Pro Forma Adjustments		SmartKem Pro Forma Combined
Assets
Current assets:
Cash	$8,441	$763,814	$21,431,014	A, B, E, F, H,I	$22,203,269
Accounts receivable	-	18,385	-		18,385
Research and development tax credit receivable	-	981,568	-		981,568
Prepaid expenses and other current assets	-	259,046	-		259,046
Total current assets	8,441	2,022,813	21,431,014		23,462,268
Property, plant equipment, net of accumulated depreciation	-	682,325	-		682,325
Non-current right-of-use assets, net	-	236,123	-		236,123
Other assets	-	8,408	-		8,408
Total assets	$8,441	$2,949,669	$21,431,014		$24,389,124

Liabilities and Stockholders’ Equity (Deficit)
Accounts payable and accrued expenses	$9,000	$860,633	$262,545	I	$1,132,178
Note payable - stockholder	20,000	-	(20,000)	E	-
Current lease liabilities	-	217,313	-		217,313
Total current liabilities	29,000	1,077,946	242,545		1,349,491
Non-current lease liabilities	-	20,475	-		20,475
Total liabilities	29,000	1,098,421	242,545		1,369,966

Commitments and Contingencies

Stockholders’ Equity (Deficit):
Total Stockholders’ equity (deficit)	(20,559)	1,851,248	21,188,469	A,B,C,D,F,G,H,I,J,K	23,019,158
Total Liabilities and Stockholders’ Equity (Deficit)	$8,441	$2,949,669	$21,431,014		$24,389,124

See notes to the unaudited proforma condensed combined financial information

Unaudited Condensed Pro Forma Statement of Operations
For the Year Ended December 31, 2020
(in dollars, except share and per share amounts)

	Parasol (Historical)	Limited (Historical)		Pro Forma Adjustments		SmartKem Pro Forma Combined
Revenue	$-		$93,880	$-		$93,880
Cost of sales	-		54,717	-		54,717
Gross profit	-		39,163	-		39,163

Other Operating Income	-		1,436,855	-		1,436,855

Operating Expenses:
Research and development	-		4,319,039	-		4,319,039
Selling, general and administrative	21,059		1,707,347	(172,742)	AA	1,555,664
Total operating expenses	21,059		6,026,386	(172,742)		5,874,703

Income (loss) from operations	(21,059)		(4,550,368)	172,742		(4,398,685)

Non-operating Income (Expense)
Other income	-		778	-		778
Interest expense	-		(6,834,772)	-		(6,834,772)
Interest income	-		3,400	-		3,400
Change in fair value of derivative asset	-		(6,282,381)	-		(6,282,381)
Loss on conversion of convertible notes payable	-		(5,469,825)	-		(5,469,825)
Total non-operating expense	-		(18,582,800)	-		(18,582,800)

Loss before income taxes	(21,059)		(23,133,168)	172,742		(22,981,485)
Income tax expense	-		-	-		-
Net income (loss)	$(21,059)		$(23,133,168)	$172,742		$(22,981,485)

Net loss attributable to ordinary shareholders – basic and diluted	$(0.00)	$		$(0.00)		$(0.91)

Weighted average number of shares, basic and diluted	5,000,000			1,139,477,558	4	25,357,000

See notes to the unaudited proforma condensed combined financial information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Parasol will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Limited issuing stock for the net assets of Parasol, accompanied by a recapitalization. The net assets of Parasol will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Limited.

The unaudited pro forma condensed combined balance sheet as of December 31, 2020 assumes that the Business Combination occurred on December 31, 2020. The unaudited pro forma condensed combined statements of operations from May 31, 2020 (inception) to December 31, 2020 for Parasol and for the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had been completed on January 1, 2020. These periods are presented on the basis of Limited as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•	Parasol’s audited balance sheet as of December 31, 2020 and the related notes for the period ended December 31, 2020, incorporated by reference in this proxy statement / prospectus / consent solicitation statement;

•	Limited’s audited balance sheet as of December 31, 2020 and the related notes for the period ended December 31, 2020, included elsewhere in this proxy statement / prospectus / consent solicitation statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•	Parasol’s audited statement of operations for period from May 31, 2020 (inception) to December 31, 2020 and the related notes, incorporated by reference in this proxy statement / prospectus / consent solicitation statement; and

•	Limited’s audited statement of operations for the year ended December 31, 2020 and the related notes, included elsewhere in this proxy statement / prospectus / consent solicitation statement.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of SmartKem. The unaudited pro forma combined financial information should be read in conjunction with the historical financial statements and notes thereto of Parasol and Limited.

2.	Accounting Policies

Upon consummation of the Business Combination, the Company will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which will be conformed.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The pro forma basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2020 are as follows:

A.	Reflects the adjustment to record exercised stock options of 124,497,910 shares, which became fully vested as a result of the Business Combination, increase in cash and stockholders’ equity of $19,265.

B.	Represents recapitalization of Limited’s outstanding equity, including the purchase of Deferred Shares for $1 and conversion of Ordinary and Ordinary A shares resulting in 12,725,000 shares of Common Stock outstanding to Limited shareholders as consideration for the reverse recapitalization.

C.	Represents the cancellation of 2,500,000 shares of Parasol common stock pursuant to the Share Exchange Agreement, $0 net impact on stockholders’ equity.

D.	Represents the issuance of 50,000 shares to Parasol advisor for no consideration valued at $100,000 as compensation for transaction services, $0 net impact on equity.

E.	Represents $20,000 cash payment for the settlement of promissory note entered into between Parasol and a stockholder

F.	Represents the net proceeds of $20,164,000 from the private placement of 10,082,000 shares of Parasol common stock at $2.00 per share pursuant to the assumed PIPE investment, increase to cash and shareholders’ equity.

G.	Represents the broker warrants of 980,000 shares issued with an exercise price of $2.00 with a common stock price of $2.00 per share. The issuance would result in an increase in additional paid-in capital. Because the warrants were issued as compensation for private placement services the compensation would represent a direct equity issuance cost, which would be recorded as decrease to additional paid-in capital resulting $0 net impact to additional paid-in capital.

H.	Represents proceeds received for the fully paid stock warrants of 2,168,000 shares at $1.99 per share. The stock warrants have an exercise price of $0.01 per share. Increase in cash and shareholders’ equity of $4,314,320.

I.	Represents preliminary estimated transaction costs, inclusive of advisory, banking, printing, legal and accounting fees, that are expensed as part of the Business Combination. The unaudited pro forma condensed combined balance sheet reflects these costs as an increase in accounts payable & accrued expenses.

J.	Represents the stock compensation expense associated with the full vesting of 124,497,910 stock option shares due to the business combination and the 402,586 replacement options in SmartKem at $2.00 per share.

K.	Reflects the reclassification of Parasol’s historical accumulated deficit.

Adjustments to Unaudited Pro Forma Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma combined statements of operations for the year ended December 31, 2020 are as follows:

AA.	Represents the total estimated transaction costs of $172,742 in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020.

The pro forma condensed combined financial information does not include an income tax adjustment. Upon closing of the Business Combination, it is likely that the Company will record a valuation allowance against the full value of U.S. and state deferred tax assets as the recoverability of the tax assets is uncertain. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Company filed consolidated income tax returns during the periods presented.

4.	Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entirety of all periods presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period.

For the Year Ended December 31, 2020
Pro forma net loss	$(22,981,485)
Weighted average shares outstanding of common stock	25,357,000
Net loss per share (basic and diluted) attributable to common stockholders (1)	$(0.91)

(1)	As SmartKem had a net loss on a pro forma combined basis, the outstanding stock options and warrants had no impact to diluted net loss per share as they are considered anti-dilutive.